Exhibit 99.1

Contact:	Nina Kondo
(617) 867 1125 nkondo@digitas.com

DIGITAS REPORTS CONTINUED EARNINGS GROWTH IN THIRD QUARTER

• Fee revenue solid and showing signs of growth

• Net income increases for a fourth consecutive quarter

Boston, October 29, 2003—Digitas Inc. (Nasdaq: DTAS) today reported results for the third quarter of 2003, in line with management’s previously announced expectations.

Third Quarter Results of Operations

Digitas reported fee revenue for the third quarter of 2003 of $52.2 million, compared with $52.7 million for the third quarter of 2002. Total revenue, including reimbursable pass-through expenses, was $77.9 million for the third quarter of 2003, compared to $85.5 million for the third quarter of 2002. The company reported net income of $3.2 million, or $0.05 per share, for the third quarter of 2003, as compared to a net loss of $44.5 million, or $0.71 per share, in the prior-year period. Adjusted cash earnings1 were $5.4 million, or $0.08 per share, for the third quarter of 2003, as compared to adjusted cash earnings of $4.8 million, or $0.07 per share, for the third quarter of 2002. The company’s cash balance at September 30, 2003, was $62.7 million, as compared to $52.3 million at June 30, 2003.

David Kenny, Chairman and Chief Executive Officer of Digitas, said, “Although many of our largest clients continue to face considerable challenges, we have been able to grow our fee revenue, excluding bonuses, by approximately 6.5% from the second quarter of this year. With the expectation that there will be an economic recovery, we feel confident of our ability to grow our business over the next several years.”

During the third quarter of 2003 Digitas also completed a public offering of approximately 21.4 million shares of the company’s common stock. The shares were sold by a stockholder group that included Hellman & Friedman Capital Partners III, L.P., Michael Bronner, and certain of their affiliates.

DIGITAS

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 100    Fax 617 867 1111

Nine Months’ Results of Operations

Digitas reported fee revenue for the nine months ended September 30, 2003, of $156.0 million, compared with $152.5 million for the nine months ended September 30, 2002. Total revenue, including reimbursable pass-through expenses, was $229.6 million for the nine months ended September 30, 2003, compared to $228.8 million for the same period of 2002. The company reported net income of $8.7 million, or $0.13 per share, for the nine months ended September 30, 2003, as compared to a net loss of $42.0 million, or $0.67 per share, in the prior-year period. Adjusted cash earnings1 were $15.0 million, or $0.22 per share, for the nine months ended September 30, 2003, as compared to adjusted cash earnings of $11.9 million, or $0.17 per share, for the prior-year period.

Guidance

Digitas said it anticipates fee revenue of $52 million–$54 million for the fourth quarter of 2003. The company also said it expects to achieve earnings per share calculated in accordance with generally accepted accounting principles of $0.04–$0.06 in the fourth quarter of 2003. In addition, Digitas expects adjusted cash earnings2 of $0.07–$0.09 per share for the fourth quarter of 2003.

For the full year 2003, the company anticipates fee revenue of $208 million–$210 million, earnings per share calculated in accordance with generally accepted accounting principles of $0.17–$0.19, and adjusted cash earnings2 per share of $0.29–$0.31.

Digitas will discuss its third quarter performance on a conference call this afternoon at 4:30 p.m. (Eastern). The call-in number is (888) 689-4452 (U.S. and Canada) or (706) 679-5891 (international). A live webcast of the conference call will also be available on the investor relations page of the company’s Web site, at http//investor.digitas.com. The financial and statistical information presented on the conference call will be available for replay at http://investor.digitas.com promptly after the conference call. Replays by telephone will be available for seven days following the call. To access the replay by telephone, please call (800) 642-1687 and request conference ID 3207035. Replays of the call will be available by webcast for an extended period of time by visiting the company’s Web site, at http://investor.digitas.com.

About Digitas

Digitas is recognized as the leading relationship marketing services firm. Our unique combination of strategy consulting, technology consulting, and marketing agency services helps many of the world’s leading companies attract, retain, and grow the most profitable customer relationships in their industries.

In business for 23 years, we are proud to have long-term relationships with such clients as Allstate, American Express, AT&T, Delta Air Lines, and General Motors. Digitas employs approximately 1,100 people and has offices in Boston, Chicago, London, New York, and San Francisco.

DIGITAS

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 100    Fax 617 867 1111

1 The company’s adjusted cash earnings calculation excludes from its GAAP earnings amortization of intangible assets, stock-based compensation, restructuring expenses, and extraordinary items, if any, and employs the company’s actual tax provision. The company believes its adjusted cash earnings calculations are meaningful as they exclude any noncash charges which the company believes are not necessarily indicative of the performance of the company’s underlying business. Management believes the presentation of earnings excluding these charges provides useful information to investors as measures of operating performance basic to the company’s ongoing operations and comparable from period to period. The following table reconciles adjusted cash earnings to GAAP earnings:

	3 Months Ended		9 Months Ended
	9/30/03	9/30/02	9/30/03	9/30/02
(in thousands, except per share data)
GAAP earnings(loss)	$3,197	$(44,543)	$8,742	$(41,996)

Amortization of intangible assets	176	176	529	529
Stock-based compensation	1,980	2,066	5,735	6,227
Restructuring expenses	—	47,114	—	47,114

Total of adjustments	$2,156	$49,356	$6,264	$53,870

Adjusted cash earnings	$5,353	$4,813	$15,006	$11,874

Weighted average shares outstanding used in adjusted cash earnings per share calculation	69,012	68,492	67,815	69,899

Adjusted cash earnings per share	$0.08	$0.07	$0.22	$0.17

2 The company’s projected adjusted cash earnings per share are calculated and presented for the same reasons as described in the preceding note. The following table reconciles projected adjusted cash earnings per share to projected GAAP earnings per share:

	3 Months Ended 12/31/03		12 Months Ended 12/31/03
	Low End	High End	Low End	High End
GAAP earnings	$0.04	$0.06	$0.17	$0.19
Amortization of intangible assets	*	*	0.01	0.01
Stock-based compensation	0.03	0.03	0.11	0.11

Total of adjustments	$0.03	$0.03	$0.12	$0.12

Adjusted cash earnings	$0.07	$0.09	$0.29	$0.31

* Less than $0.01 per share.

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements under the caption “Guidance” regarding management’s expectations with respect to future revenues, earnings per share and adjusted cash earnings per share and statements regarding the company’s future business prospects. These and all other forward-looking statements in this press release are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements. Such factors include, without limitation, overall economic and business conditions, the demand for the company’s services (including the willingness and ability of the company’s clients to maintain or expand their spending), competitive factors in the company’s markets, the company’s ability to sublet its excess real estate in the anticipated time frame, and the company’s ability to effectively manage its growth and client relationships, among other factors. A further list and description of some of the risks and uncertainties potentially impacting the company’s business and future performance can be found in the company’s filings with the Securities Exchange Commission. Guidance offered by Digitas senior management today represents a point-in-time estimate made early in the quarter and is based upon numerous assumptions that while believed to be reasonable may not prove to be accurate. The company expressly disclaims any current intention or obligation to update this forecast or any other forward-looking statement contained in this press release.

DIGITAS

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 100    Fax 617 867 1111

DIGITAS INC.

STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue:
Fee revenue	$52,218	$52,721	$156,042	$152,524
Pass-through revenue	25,709	32,798	73,601	76,239

Total revenue	77,927	85,519	229,643	228,763

Operating expenses:
Professional services costs	30,548	30,959	91,523	89,650
Pass-through expenses	25,709	32,798	73,601	76,239
Selling, general and administrative expenses	16,335	16,878	49,459	51,099
Restructuring expenses	—	47,114	—	47,114
Stock-based compensation	1,980	2,066	5,735	6,227
Amortization of intangible assets	176	176	529	529

Total operating expenses	74,748	129,991	220,847	270,858

Income (loss) from operations	3,179	(44,472)	8,796	(42,095)

Other income (expense):
Interest income	152	266	537	701
Interest expense	(140)	(137)	(418)	(420)
Other miscellaneous income	6	—	16	18

Income (loss) before provision for income taxes	3,197	(44,343)	8,931	(41,796)
Provision for income taxes	—	(200)	(189)	(200)

Net income (loss)	$3,197	$(44,543)	$8,742	$(41,996)

Net income (loss) per share
Basic	$0.05	$(0.71)	$0.14	$(0.67)
Diluted	$0.05	$(0.71)	$0.13	$(0.67)

Weighted-average common shares outstanding
Basic	59,712	62,833	60,300	62,255
Diluted	69,012	62,833	67,815	62,255

DIGITAS

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 100    Fax 617 867 1111

DIGITAS INC.

BALANCE SHEET

(dollars in thousands)

	September 30, 2003	December 31, 2002
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$62,667	$68,827
Accounts receivable, net of allowance for doubtful accounts of $920 and $944 at September 30, 2003 and December 31, 2002, respectively	29,103	34,920
Accounts receivable, unbilled	16,802	17,986
Prepaid expenses and other current assets	3,693	5,029

Total current assets	112,265	126,762
Fixed assets, net	17,789	30,892
Goodwill, net	98,130	98,130
Other intangible assets, net	882	1,411
Other assets	3,188	2,054

Total assets	$232,254	$259,249

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,009	$17,092
Current portion of long-term debt	274	255
Billings in excess of cost and estimated earnings on uncompleted contracts	19,757	24,685
Accrued expenses	9,309	7,842
Accrued compensation	16,876	17,749
Accrued restructuring	10,268	11,117
Capital lease obligations	—	276

Total current liabilities	66,493	79,016
Long-term debt, less current portion	355	563
Accrued restructuring, long-term	25,099	39,271
Other long-term liabilities	163	315

Total liabilities	92,110	119,165

Shareholders’ equity:
Preferred shares, $.01 par value per share; 25,000,000 shares authorized and none issued and outstanding at September 30, 2003 and December 31, 2002	—	—
Common shares, $.01 par value per share, 175,000,000 shares authorized; 61,404,798 and 62,510,919 shares issued and outstanding at September 30, 2003 and December 31, 2002, respectively	614	625
Additional paid-in capital	331,745	346,898
Accumulated deficit	(188,900)	(197,642)
Cumulative foreign currency translation adjustment	44	(62)
Deferred compensation	(3,359)	(9,735)

Total shareholders’ equity	140,144	140,084

Total liabilities and shareholders’ equity	$232,254	$259,249

DIGITAS

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 100    Fax 617 867 1111